UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): August 6, 1999


                            Howmet International Inc.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


             1-13645                                  52-1946684
             ---------------------------------------------------
      Commission File Number               (IRS Employer Identification No.)


                  475 Steamboat Road, Greenwich, CT 06836-1960
                  --------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (203) 661-4600
                                 --------------
                          Registrant's Telephone Number


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                               ITEM 5 OTHER EVENTS

The following news release was issued on August 9, 1999.

                     PROPOSED AIR FORCE DEBARMENT TERMINATED

         Howmet International Inc. (HWM) reported today that on August 6 its operating subsidiary entered into an Administrative Agreement with the U.S. Air Force terminating the Air Force's notice of proposed debarment against the Montreal and Bethlehem, Pennsylvania plants of Howmet's Cercast subsidiaries. This agreement permits these facilities now to resume accepting new U.S. government contracts and subcontracts.

         Management noted that the company intends to continue its efforts to fully integrate and align its Cercast aluminum casting subsidiaries with its other North American operations. Substantial improvements have been achieved, and current initiatives are designed to further drive operational improvements.

         Headquartered in Greenwich, CT, Howmet is the world's largest manufacturer of precision castings, primarily for jet aircraft and industrial gas turbine engines. Howmet and its subsidiaries operate 29 production facilities in the United States, Canada, France, the United Kingdom and Japan.

This press release includes forward-looking statements, such as those relating to integration of and improvements to the aluminum casting subsidiaries. Pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the Company cautions readers that such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected in those statements. These risks and uncertainties include, but are not limited to, the effects of aerospace industry economic conditions and cyclicality, the nature of the company's customer base, competition, pricing pressures, and others detailed in the Company's Annual Report on Form 10-K for 1998 and other reports filed with the Securities and Exchange Commission.

                             (end of press release)

                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    HOWMET INTERNATIONAL INC.
                                                    (Registrant)

                                                    By:     /S/ Roland Paul
                                                            ---------------
                                                            Roland Paul
                                                            Vice President


Date:    August 9, 1999